Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES SECOND QUARTER EARNINGS

Record Q2 Adjusted EPS - 22% Increase Over PY

Calhoun, Georgia, August 6, 2015 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2015 second quarter net earnings of $186 million and diluted earnings per share (EPS) of $2.53. Excluding unusual charges, net earnings were $199 million and EPS was $2.69, a 22% increase over last year’s second quarter adjusted EPS and the highest adjusted quarterly EPS in the company’s history. Net sales for the second quarter of 2015 were $2.0 billion, flat versus the prior year’s second quarter or a 7% increase on a constant currency exchange rate basis. For the second quarter of 2014, net sales were $2.0 billion, net earnings were $153 million and EPS was $2.08; excluding unusual charges, net earnings were $162 million and EPS was $2.21.

For the six months ending July 4, 2015, net sales were $3.92 billion, an increase of approximately 2% versus prior year or an increase of approximately 9% on a constant currency exchange rate basis. Net earnings and EPS for the six-month period were $209 million and $2.83, respectively. Net earnings excluding unusual charges were $324 million and adjusted EPS was $4.39, an increase of 28% over the six-month period adjusted EPS result in 2014. For the six-months ending June 28, 2014, net sales were $3.86 billion, net earnings were $234 million and EPS was $3.19; excluding unusual charges, net earnings and EPS were $252 million and $3.44.

Commenting on Mohawk Industries’ second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “For the period, our adjusted operating margin was approximately 14%, an increase of 21% or 240 basis points compared to the prior year due to the performance of our differentiated new products, higher volume, improved productivity and costs across the enterprise. In May, we completed the purchase of KAI, giving us the leading position in the Bulgarian and Romanian ceramic markets positioned as the low-cost producer; and in mid-June we completed our acquisition of

IVC, providing us with leading positions in luxury vinyl tile (LVT) and sheet vinyl on both sides of the Atlantic. The IVC and KAI acquisitions have compelling long-term potential and expand our business into new product categories and new markets. To maximize our growth, we have invested more into the business including developing differentiated products, hiring more sales personnel, and increasing our product sampling and merchandising. Our capital investments increased capacity to meet growing demand and improved manufacturing efficiencies and costs.

“During the second quarter, the Company realigned its reportable segments, organizing its carpet, wood, laminate and newly acquired vinyl operations by geography into the Flooring North America segment and the Flooring Rest of the World segment. Our Global Ceramic segment remains the same with the addition of KAI in Eastern Europe. Our management of the business has been aligned with this change, which will allow us to optimize our operations and sales by region while coordinating our technology, manufacturing and product development across the enterprise. We expect to gain synergies through enhanced customer relationships, better utilization of our assets and distribution systems and the implementation of best practices.

“For the quarter, our Global Ceramic segment’s adjusted operating margin was approximately 16% up 220 basis points as our mix, volume and productivity improved. The segment’s sales were down 1% as reported or up approximately 8% on a constant exchange basis, including two months of KAI’s results during the quarter. On a pro forma basis, ceramic has become the largest product category in our portfolio, constituting over 35% of our total revenues. Our U.S. ceramic business continues to build momentum across all channels with stronger growth in the residential new construction and commercial sectors. We are adding sales personnel, service centers and showrooms to maximize our U.S. sales and are utilizing our worldwide assets to satisfy the increasing U.S. demand. In Mexico, our sales continued their rapid growth as the economy expands and we grow our market share. We recently completed the acquisition of a small ceramic plant in Baja, Mexico, which will expand our position in Western Mexico and the Southwestern U.S. market. In our European ceramic business, our investments have significantly improved our product offering, sales and margins. The KAI acquisition expands our Eastern European business and creates opportunities to ship their products into other markets. In Russia, our second quarter revenues were up on a local basis as we grow market share in a contracting environment.

“During the period, our Flooring North America segment’s adjusted operating income increased 40%, achieving a margin of approximately 12%. All product categories contributed to the increase through productivity and lower costs, offset by price, mix and the start-up costs related to our new U.S.

LVT plant. Segment sales increased approximately 3%, including about three weeks of IVC North American results. For the quarter, our carpet tile, laminate, wood, rugs and vinyl sales increased with broadloom carpet down slightly. Our new residential carpet introductions are gaining traction and should improve our remodeling business. During the quarter, we announced the closing of a yarn manufacturing facility, initiated the consolidation of our woven manufacturing and eliminated four regional warehouses. Sales of our hard surface products are growing faster than carpet due to their increasing use in new home construction and residential remodeling. With IVC, we are leveraging Mohawk’s relationships to expand our vinyl sheet and LVT sales in all channels. Our new LVT plant in Georgia is starting up as anticipated, and is increasing its production as we refine the manufacturing processes.

“Our Flooring Rest of the World segment’s adjusted operating margin was 18.5%, an increase of 250 basis points over the prior year, driven by improved volume, productivity initiatives and lower costs, offset by the start-up expenses of our new Belgian LVT plant and the translation impact of the stronger dollar. Net sales for the segment were down 7% as reported but up 13% on a constant exchange basis including about three weeks of IVC sales in Europe. Sales of almost all product categories improved over the prior year with our new laminate introductions enhancing our market position. Our Czech wood plant is now operating near capacity with improved costs and margins, though currency translation of wood products from Malaysia impacted our costs. Our Belgian LVT sales continue to increase as we broaden our product offering, increase production and improve our manufacturing cost and quality. The IVC acquisition adds a strong management team, leading manufacturing capabilities and new market opportunities that we can optimize with our existing business.

“Our business is benefiting from years of thoughtful investments in new equipment and acquisitions. In addition to being the world’s largest flooring manufacturer, we have the most comprehensive product portfolio with the best brands and assets. Looking ahead, we anticipate the U.S. economy will continue to improve, strengthening both the residential and commercial flooring markets. During the third quarter, we anticipate that U.S. sales and margins in all of our product categories will improve over last year. Though foreign currency is creating significant headwinds, most of our markets are improving and we are growing on a local basis. In Mexico, we expect our sales and margin expansion to continue in a ceramic market that is strongly growing. Our European business should continue to improve with the economy, as we benefit from our new ceramic manufacturing assets and other significant investments we have made. Even though Russia should be more difficult going forward, we expect to gain market share by expanding our position in all channels. In the third quarter, we will continue to absorb the start-up costs related to our capital investments, including two new LVT plants, a new ceramic plant and major upgrades across the enterprise. Our new acquisitions of vinyl in the U.S. and Europe and ceramic in Eastern Europe and Western Mexico will improve our results and long-term value. Taking all of these factors into account, our guidance for third quarter earnings is $2.91 to $2.99 per share, excluding any restructuring charges. Our third quarter earnings guidance would have been approximately $0.24 per share higher on a constant exchange rate relative to last year.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, Karastan, IVC, Lees, Marazzi, Mohawk, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, August 7, 2015 at 11:00 AM Eastern Time

The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 81118248. A replay will be available until Friday, September 4, 2015 by dialing 855-859-2056 for US/Local calls and 404-537-3406 for International/Local calls and entering Conference ID # 81118248.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net sales	$2,041,733	2,048,247	3,922,910	3,861,342
Cost of sales	1,426,604	1,473,435	2,795,838	2,805,175
Gross profit	615,129	574,812	1,127,072	1,056,167
Selling, general and administrative expenses	359,313	352,564	827,482	703,184
Operating income	255,816	222,248	299,590	352,983
Interest expense	16,838	20,702	33,287	42,798
Other expense (income), net	2,928	(1,555)	1,845	3,335
Earnings from continuing operations before income taxes	236,050	203,101	264,458	306,850
Income tax expense	49,276	50,240	55,180	72,936
Net earnings including noncontrolling interest	186,774	152,861	209,278	233,914
Net earnings attributable to noncontrolling interest	282	111	440	83
Net earnings attributable to Mohawk Industries, Inc.	$186,492	152,750	208,838	233,831

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.54	2.10	2.85	3.21
Weighted-average common shares outstanding - basic	73,264	72,832	73,123	72,788

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.53	2.08	2.83	3.19
Weighted-average common shares outstanding - diluted	73,756	73,297	73,644	73,302

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$88,011	83,754	173,667	164,738
Capital expenditures	$122,628	127,616	228,422	249,697

Consolidated Balance Sheet Data
(Amounts in thousands)
	July 4, 2015	June 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$171,087	70,044
Receivables, net	1,387,687	1,261,808
Inventories	1,592,403	1,644,768
Prepaid expenses and other current assets	303,871	267,210
Deferred income taxes	153,574	135,259
Total current assets	3,608,622	3,379,089
Property, plant and equipment, net	3,014,751	2,830,202
Goodwill	2,294,214	1,730,713
Intangible assets, net	931,296	792,260
Deferred income taxes and other non-current assets	316,787	149,417
Total assets	$10,165,670	8,881,681
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,698,044	619,229
Accounts payable and accrued expenses	1,303,487	1,253,291
Total current liabilities	3,001,531	1,872,520
Long-term debt, less current portion	1,777,828	1,807,609
Deferred income taxes and other long-term liabilities	750,125	528,252
Total liabilities	5,529,484	4,208,381
Redeemable noncontrolling interest	21,304	—
Total stockholders' equity	4,614,882	4,673,300
Total liabilities and stockholders' equity	$10,165,670	8,881,681

Segment Information	Three Months Ended		As of or for the Six Months Ended
(Amounts in thousands)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net sales:
Global Ceramic	$789,802	796,724	1,509,630	1,491,818
Flooring NA	920,337	895,912	1,767,248	1,676,243
Flooring ROW	331,622	357,738	646,364	695,804
Intersegment sales	(28)	(2,127)	(332)	(2,523)
Consolidated net sales	$2,041,733	2,048,247	3,922,910	3,861,342

Operating income (loss):
Global Ceramic	$121,189	106,407	206,516	167,066
Flooring NA	95,143	76,602	19,951	123,955
Flooring ROW	53,052	47,398	97,693	78,864
Corporate and eliminations	(13,568)	(8,159)	(24,570)	(16,902)
Consolidated operating income	$255,816	222,248	299,590	352,983

Assets:
Global Ceramic			$3,950,088	3,900,387
Flooring NA			3,182,465	2,587,409
Flooring ROW			2,710,895	2,174,546
Corporate and eliminations			322,222	219,339
Consolidated assets			$10,165,670	8,881,681

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net earnings attributable to Mohawk Industries, Inc.	$186,492	152,750	208,838	233,831
Adjusting items:
Restructuring, acquisition and integration-related and other costs	20,485	11,169	33,014	22,894
Acquisitions purchase accounting (inventory step-up)	6,156	—	6,156	—
Legal settlement and reserves	—	—	125,000	—
Deferred loan costs	—	—	651	—
Income taxes	(14,490)	(2,229)	(50,044)	(4,620)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$198,643	161,690	323,615	252,105

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.69	2.21	4.39	3.44
Weighted-average common shares outstanding - diluted	73,756	73,297	73,644	73,302

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
July 4, 2015
Current portion of long-term debt and commercial paper	$1,698,044
Long-term debt, less current portion	1,777,828
Less: Cash and cash equivalents	171,087
Net Debt	$3,304,785

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	September 27, 2014	December 31, 2014	April 4, 2015	July 4, 2015	July 4, 2015
Operating income	$213,693	206,120	43,774	255,816	719,403
Other (expense) income	2,374	(9,737)	1,083	(2,928)	(9,208)
Net (earnings) loss attributable to non-controlling interest	6	(212)	(158)	(282)	(646)
Depreciation and amortization	85,167	95,665	85,656	88,011	354,499
EBITDA	301,240	291,836	130,355	340,617	1,064,048
Restructuring, acquisition and integration-related and other costs	11,311	21,859	8,169	17,275	58,614
Acquisitions purchase accounting (inventory step-up)	—	—	—	6,156	6,156
Legal settlement and reserves	10,000	—	125,000	—	135,000
Adjusted EBITDA	$322,551	313,695	263,524	364,048	1,263,818

Net Debt to Adjusted EBITDA					2.6

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net sales	$2,041,733	2,048,247	3,922,910	3,861,342
Adjustment to net sales on a constant exchange rate	140,913	—	277,616	—
Net sales on a constant exchange rate	$2,182,646	2,048,247	4,200,526	3,861,342

Reconciliation of 2015 Net Sales to Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q2 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Net sales	$2,041,733	2,048,247
Adjustment to net sales on a constant exchange rate	140,913	—
Less: 2015 Q2 impact of acquisition volume	(55,672)	—
2015 proforma net sales on a constant exchange rate excluding acquisition volume	$2,126,974	2,048,247

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 4, 2015	June 28, 2014
Net sales	$789,802	796,724
Adjustment to segment net sales on a constant exchange rate	68,957	—
Segment net sales on a constant exchange rate	$858,759	796,724

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q2 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 4, 2015	June 28, 2014
Net sales	$789,802	796,724
Adjustment to segment net sales on a constant exchange rate	68,957	—
Less: 2015 Q2 impact of acquisition volume	(17,675)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$841,084	796,724

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q2 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring NA	July 4, 2015	June 28, 2014
Net sales	$920,337	895,912
Adjustment to segment net sales on a constant exchange rate	—	—
Less: 2015 Q2 impact of acquisition volume	(10,036)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$910,301	895,912

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 4, 2015	June 28, 2014
Net sales	$331,622	357,738
Adjustment to segment net sales on a constant exchange rate	71,955	—
Segment net sales on a constant exchange rate	$403,577	357,738

Reconciliation of 2015 Segment Net Sales to Segment Pro Forma Net Sales on a Constant Exchange Rate Excluding 2015 Q2 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 4, 2015	June 28, 2014
Net sales	$331,622	357,738
Adjustment to segment net sales on a constant exchange rate	71,955	—
Less: 2015 Q2 impact of acquisition volume	(27,961)	—
2015 Segment pro forma net sales on a constant exchange rate excluding acquisition volume	$375,616	357,738

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Gross Profit	$615,129	574,812
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	12,341	6,755
Acquisitions purchase accounting (inventory step-up)	6,156	—
Adjusted gross profit	$633,626	581,567
Adjusted gross profit as a percent of net sales	31.0%	28.4%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Selling, general and administrative expenses	$359,313	352,564
Adjustment to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(8,144)	(4,414)
Adjusted selling, general and administrative expenses	$351,169	348,150
Adjusted selling, general and administrative expenses as a percent of net sales	17.2%	17.0%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Operating income	$255,816	222,248
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	20,485	11,169
Acquisitions purchase accounting (inventory step-up)	6,156	—
Adjusted operating income	$282,457	233,417
Adjusted operating income as a percent of net sales	13.8%	11.4%

Reconciliation of Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Operating income	$255,816	222,248
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	20,485	11,169
Acquisitions purchase accounting (inventory step-up)	6,156	—
Adjustment to operating income on a constant exchange rate	24,955	—
Adjusted operating income on a constant exchange rate	$307,412	233,417

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 4, 2015	June 28, 2014
Operating income	$121,189	106,407
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	77	196
Acquisitions purchase accounting (inventory step-up)	1,932	—
Adjusted segment operating income	$123,198	106,603
Adjusted operating income as a percent of net sales	15.6%	13.4%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	July 4, 2015	June 28, 2014
Operating income	$121,189	106,407
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	77	196
Acquisitions purchase accounting (inventory step-up)	1,932	—
Adjustment to operating income on a constant exchange rate	11,919	—
Adjusted segment operating income on a constant exchange rate	$135,117	106,603

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	July 4, 2015	June 28, 2014
Operating income	$95,143	76,602
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	11,465	869
Acquisitions purchase accounting (inventory step-up)	1,167	—
Adjusted segment operating income	$107,775	77,471
Adjusted operating income as a percent of net sales	11.7%	8.6%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 4, 2015	June 28, 2014
Operating income	$53,052	47,398
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5,109	9,904
Acquisitions purchase accounting (inventory step-up)	3,057	—
Adjusted segment operating income	$61,218	57,302
Adjusted operating income as a percent of net sales	18.5%	16.0%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	July 4, 2015	June 28, 2014
Operating income	$53,052	47,398
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5,109	9,904
Acquisitions purchase accounting (inventory step-up)	3,057	—
Adjustment to operating income on a constant exchange rate	12,541	—
Adjusted segment operating income on a constant exchange rate	$73,759	57,302

Reconciliation of Earnings from Continuing Operations incl Non Controlling Interest Before Income Taxes to Adjusted Earnings from Continuing Operations incl Non Controlling Interest Before Income Taxes

(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Earnings before income taxes	$236,050	203,101
Noncontrolling interest	(282)	(111)
Adjustments from continuing operations before income taxes:
Restructuring, acquisition and integration-related & other costs	20,485	11,169
Acquisitions purchase accounting (inventory step-up)	6,156	—
Adjusted earnings before income taxes	$262,409	214,159

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	July 4, 2015	June 28, 2014
Income tax expense	$49,276	50,240
Income tax effect of adjusting items	14,490	2,229
Adjusted income tax expense	$63,766	52,469

Adjusted income tax rate	24.3%	24.5%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.